UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Journal Square Plaza, Jersey City, NJ	07306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 714-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2007 (the “Distribution Date”), Automatic Data Processing Inc. (“ADP”) completed the distribution to its stockholders of all of the outstanding shares of common stock of Broadridge Financial Solutions, Inc. (“Broadridge”, the “Company”, “we” or “us”) in a tax free spin-off (the “Distribution”). The Distribution was paid in the amount of one share of our common stock for every four shares outstanding of ADP common stock.

A registration statement on Form 10 describing the spin-off was filed by us with the Securities and Exchange Commission and has been declared effective. An information statement (the “Information Statement”) regarding Broadridge and the spin-off was sent to all holders of record of ADP stock on March 23, 2007, the record date.

In connection with the Distribution, we entered into certain agreements with ADP as of March 29, 2007 to govern the terms of the spin-off and to define our ongoing relationship with ADP, including obligations with respect to liabilities relating to our business and to ADP’s business and obligations with respect to each company’s employees, certain transition services, intellectual property and taxes.

Tax Allocation Agreement

We entered into a tax allocation agreement with ADP which governs both our and ADP’s rights and obligations after the Distribution with respect to taxes for both pre- and post-Distribution periods. Under the tax allocation agreement, ADP generally is required to indemnify us for any income taxes attributable to its operations or our operations and for any non-income taxes attributable to its operations, in each case for all pre-Distribution periods as well as any taxes arising from transactions effected to consummate the spin-off, and we generally are required to indemnify ADP for any non-income taxes attributable to our operations for all pre-Distribution periods and for any taxes attributable to our operations for post-Distribution periods.

We are generally required to indemnify ADP against any tax resulting from the Distribution (and against any claims made against ADP in respect of any tax imposed on its stockholders), in each case if that tax results from (i) an issuance of a significant amount of our equity securities, a redemption of a significant amount of our equity securities or our involvement in other significant acquisitions of our equity securities (excluding the Distribution), (ii) other actions or failures to act by us (such as those described in the following paragraph) or (iii) any of our representations or undertakings referred to in the tax allocation agreement being incorrect or violated. ADP will generally be required to indemnify us for any tax resulting from the Distribution if that tax results from (iv) ADP’s issuance of its equity securities, redemption of its equity securities or involvement in other acquisitions of its equity securities, (v) other actions or failures to act by ADP or (vi) any of ADP’s representations or undertakings referred to in the tax allocation agreement being incorrect or violated.

In addition, to preserve the tax-free treatment to ADP of the Distribution, for specified periods of up to 30 months following the Distribution, we are generally prohibited, except in specified circumstances, from:

•	issuing, redeeming or being involved in other significant acquisitions of our equity securities (excluding the Distribution);

•	transferring significant amounts of our assets;

•	amending our certificate of incorporation or by-laws;

•	failing to comply with the Internal Revenue Service requirement for a spin-off that we engage in the active conduct of a trade or business after the spin-off; or

•	engaging in other actions or transactions that could jeopardize the tax-free status of the Distribution.

Though valid as between the parties, the tax allocation agreement is not binding on the Internal Revenue Service and does not affect the several liability of ADP and us for all U.S. federal taxes of the consolidated group relating to periods before the Distribution Date.

A copy of the tax allocation agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Transition Services Agreement

We entered into a transition services agreement with ADP under which ADP, its affiliates or third party service providers will provide us with certain specified services on an interim basis. The agreement will expire and services under it will cease no later than one year following the Distribution Date or sooner in the event we no longer require such services. Among the principal services to be provided are operational and administrative infrastructure-related services such as use of the e-mail domain “adp.com,” accounts payable processing, procurement support and human resources administrative services.

We will pay fees to ADP for any services provided, which fees are generally intended to be equal to the applicable allocable cost of ADP’s services to the Brokerage Services Business.

A copy of the transition services agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Data Center Outsourcing Services Agreement

We entered into a data center outsourcing services agreement with ADP under which ADP will provide us with data center services consistent with the services provided to us immediately prior to the Distribution, provided that the governance and control of the data center shall remain the sole responsibility of ADP. Among the principal services provided by the data center are information technology services and service delivery network services. The agreement with ADP provides for increasing volumes and the addition of new services over the term. Under the agreement, ADP is responsible for hosting the mainframe, midrange, open systems, and networks. Additionally, systems engineering, network engineering, hardware engineering, network operations, data center operations, application change management, and data center disaster recovery services are managed by ADP. In addition, in the event of a change of control event resulting in the assets of ADP used for the operation of the Data Center and the provision of the services covered by the data center agreement coming under the control of certain third parties, we will have the ability to terminate the agreement. The term of the agreement will expire on June 30, 2012.

A copy of the data center outsourcing services agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Intellectual Property Transfer Agreement

We entered into an intellectual property transfer agreement with ADP and certain of its subsidiaries under which ADP assigned to the Company a limited number of trademarks and other intellectual property: (i) developed by ADP and (ii) of which the Company is the primary or exclusive user today or the anticipated primary or exclusive user in the future. The parties have the option of acquiring from each other license rights to certain intellectual property at fair market value.

A copy of the intellectual property transfer agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Employee Matters Agreement

We entered into an agreement with ADP pursuant to which certain employee benefits matters are addressed, such as the treatment of ADP options held by our employees after the separation, and the treatment of supplemental officers retirement plan (“SORP”) benefits for our management employees who participate in and have accrued benefits under the ADP SORP. The agreement also, to the extent provided therein, delineates the benefit plans and programs in which our employees will participate following the separation. ADP shall remain responsible for the payment of all benefits under the ADP benefit plans.

A copy of the employee matters agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

New Credit Facilities

In connection with the Distribution, we entered into new senior, unsecured credit facilities consisting of a term loan facility and a revolving credit facility (the “New Credit Facility”) and an interim loan facility (the “Interim Credit Facility”). The New Credit Facility provides for aggregate maximum borrowings of $940.0 million and the Interim Credit Facility provides for aggregate maximum borrowings of $250.0 million.

The following sets forth a description of the material terms of the New Credit Facility and the Interim Credit Facility. Copies of the New Credit Facility and the Interim Credit Facility are attached hereto as Exhibits 10.12 and 10.13, respectively, and are incorporated herein by reference.

Structure. The New Credit Facility provides for aggregate commitments of $940.0 million, consisting of (i) a senior unsecured term loan facility in an aggregate principal amount of up to $440.0 million (the “Term Loan Facility”) and (ii) a senior unsecured revolving credit facility in an aggregate principal amount of up to $500.0 million (the “Revolving Credit Facility”). The Revolving Credit Facility includes a letter of credit facility, a swingline facility and a competitive bid advance facility. The Interim Credit Facility is a senior unsecured revolving credit facility in an aggregate principal amount of up to $250.0 million.

The proceeds of the New Credit Facility and the Interim Credit Facility will be used (i) to pay a dividend to ADP, (ii) to pay fees and expenses relating to the transactions, the New Credit Facility and the Interim Credit Facility and (iii) for working capital and other general corporate purposes, including the backstop of commercial paper and the payment of intercompany loans following the Distribution. The Revolving Credit Facility is intended to replace our reliance on ADP’s centralized cash management system. The full amount of the Term Loan Facility and the Interim Credit Facility must be drawn in a single drawing upon its closing; however, the Interim Credit Facility may be reborrowed and repaid during its term of 364 days.

Interest and Expenses. Borrowings under the Term Loan Facility, the Revolving Credit Facility (other than in respect of any competitive advance) and the Interim Credit Facility bear interest at our option at an adjusted LIBOR rate plus a margin or an alternate base rate. The LIBOR margin on the Revolving Credit Facility (other than in respect of any competitive advance) will be subject to adjustment based on our ratings. Borrowings under the competitive advance option under the Revolving Credit Facility bear interest at rates obtained from bids selected by us under a competitive auction procedure run by the facility’s administrative agent. Borrowings under the Interim Credit Facility bear interest at our option at an adjusted LIBOR rate plus a margin which is subject to adjustment based on our utilization under such Interim Credit Facility or an alternate base rate.

In connection with each of the New Credit Facility and the Interim Credit Facility, we are required to pay administrative fees, underwriting fees, arranger fees, commitment fees and certain expenses and to provide certain indemnities, all of which we believe are customary for financings of this type.

Maturity and Amortization. The Interim Credit Facility matures no later than 364 days after the closing date, at which time we expect to replace it with permanent financing if we have not previously done so. The Term Loan Facility and the Revolving Credit Facility will both mature five years after the closing date.

Prepayments. We may voluntarily prepay, in whole or in part and without premium or penalty, the Term Loan Facility, the Revolving Credit Facility and the Interim Credit Facility at any time. The Interim Credit Facility is subject to a mandatory prepayment and permanent commitment reduction upon the issuance by us or any of our subsidiaries of certain types of indebtedness or equity interests.

Covenants. The New Credit Facility and the Interim Credit Facility contain customary affirmative and negative covenants including covenants relating to limitations on, among other things:

•	liens,

•	sale-leaseback transactions,

•	incurrence of indebtedness,

•	transactions with affiliates,

•	changes in business activities conducted by us, and

•	mergers, consolidations and transfers of all or substantially all of our assets.

Financial Covenants. The New Credit Facility and the Interim Credit Facility contain covenants setting maximum ratios of total consolidated indebtedness to EBITDA (which is defined in the New Credit Facility and the Interim Credit Facility) and EBITDA to total consolidated interest expense.

Events of Default. The New Credit Facility and the Interim Credit Facility contain customary events of default, including but not limited to:

•	non-payment of principal, interest, fees or other amounts when due,

•	violation of covenants,

•	material inaccuracies of representations and warranties,

•	cross-default and cross-acceleration,

•	change of control,

•	material judgments, and

•	bankruptcy events.

Some of these events of default provide for grace periods and materiality qualifications.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with its separation from ADP, we issued approximately 138.5 million shares of common stock to ADP. The common stock was issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 because the common stock was issued in a transaction not involving a public offering. The common stock has been registered under the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Prior to the Distribution, ADP, as sole stockholder of Broadridge, elected the persons set forth in the table below to the Company’s Board of Directors (the “Board”). On April 1, 2007, the Board appointed Mr. Haviland (Chair), Mr. Brun, Ms. Lebenthal and Mr. Weber as members of the Audit Committee; Mr. McInerney (Chair), Mr. Brun, Ms. Lebenthal and Mr. Levine as members of the Compensation Committee; and Mr. Levine (Chair), Mr. Haviland, Mr. McInerney and Mr. Weber as members of the Corporate Governance Committee. Each director will hold office until a successor is elected and qualified or until the director’s death, resignation or removal.

Name	Age	Committee Appointment
Arthur F. Weinbach	63	N/A
Richard J. Daly	53	N/A
Leslie A. Brun	54	Audit; Compensation
Richard J. Haviland	60	Audit (Chair); Corporate Governance
Alexandra Lebenthal	43	Audit; Compensation
Stuart R. Levine	59	Corporate Governance (Chair); Compensation
Thomas E. McInerney	65	Compensation (Chair); Corporate Governance
Alan J. Weber	58	Audit; Corporate Governance

Prior to the Distribution, the following persons were appointed to the offices of the Company set forth beside each person’s name:

Name	Age	Position(s)
Arthur F. Weinbach	63	Executive Chairman
Richard J. Daly	53	Chief Executive Officer
John Hogan	58	Vice President, Chief Operating Officer
Adam D. Amsterdam	46	Vice President, General Counsel and Secretary
Joseph Barra	46	Vice President, Clearing and Outsourcing Solutions
J. Peter Benzie	58	Vice President, Sales
Richard C. Berke	61	Vice President, Human Resources
Douglas R. DeSchutter	36	Vice President, Strategic Development

Name	Age	Position(s)
Robert F. Kalenka	44	Vice President, Global Procurement and Facilities
Charles J. Marchesani	47	Vice President, Securities Processing Solutions
Gerard F. Scavelli	51	Vice President, Investor Communication Solutions
Robert Schifellite	48	Vice President, Investor Communication Solutions
Dan Sheldon	50	Vice President, Chief Financial Officer

Information regarding the background of our directors and executive officers and information regarding director and officer compensation arrangements, including the 2007 Omnibus Award Plan, is included in the Information Statement under the caption “Management.” Copies of the 2007 Omnibus Award Plan, the Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers, the Supplemental Officers Retirement Plan, the Change in Control Enhancement Agreements for each of Richard J. Daly and John Hogan and the 2007 Deferred Compensation Plan are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

In connection with the Distribution and its conversion from a limited liability company to a corporation, on March 29, 2007, the Company filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the Distribution, the Company also approved and adopted By-laws.

Copies of the Company’s Certificate of Incorporation and By-laws are filed hereto as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted Corporate Governance Principles and a Code of Business Conduct for employees and directors. A copy of the Company’s Corporate Governance Guidelines and Code of Conduct are available on the Company’s website, http://www.broadridge-ir.com/corpgov/index.htm.

Item 8.01 Other Events

On April 2, 2007, the Company issued a press release announcing the beginning of trading of the Company’s common stock on the New York Stock Exchange. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included as part of this Report on Form 8-K:

Exhibit Number	Description
3.1	Certificate of Incorporation of Broadridge Financial Solutions, Inc.

3.2	By-laws of Broadridge Financial Solutions, Inc.

10.1	Tax Allocation Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.2	Transition Services Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.3	Data Center Outsourcing Services Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.4	Intellectual Property Transfer Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.5	Employee Matters Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.6	Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers.

10.7	Supplemental Officers Retirement Plan.

10.8	Change in Control Enhancement Agreement for Richard J. Daly.

10.9	Change in Control Enhancement Agreement for John Hogan.

10.10	2007 Deferred Compensation Plan.

10.11	Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan.

10.12	Five-Year Credit Agreement dated as of March 29, 2007 by and among Broadridge Financial Solutions, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto.

10.13	Interim Credit Agreement dated as of March 29, 2007 by and among Broadridge Financial Solutions, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto.

99.1	Press Release dated April 2, 2007, issued by Broadridge Financial Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Incorporation of Broadridge Financial Solutions, Inc.

3.2	By-laws of Broadridge Financial Solutions, Inc.

10.1	Tax Allocation Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.2	Transition Services Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.3	Data Center Outsourcing Services Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.4	Intellectual Property Transfer Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.5	Employee Matters Agreement, dated as of March 29, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

10.6	Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers.

10.7	Supplemental Officers Retirement Plan.

10.8	Change in Control Enhancement Agreement for Richard J. Daly.

10.9	Change in Control Enhancement Agreement for John Hogan.

10.10	2007 Deferred Compensation Plan.

10.11	Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan.

10.12	Five-Year Credit Agreement dated as of March 29, 2007 by and among Broadridge Financial Solutions, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto.

10.13	Interim Credit Agreement dated as of March 29, 2007 by and among Broadridge Financial Solutions, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto.

99.1	Press Release dated April 2, 2007, issued by Broadridge Financial Solutions, Inc.